Exhibit 6.13

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of August 20, 2025 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), made by PACASO TCB TRUST (the “Trust,” and the “Pledgor”), in favor of TEXAS CAPITAL BANK (the “Agent”) as agent for the Buyers (as defined below).

RECITALS

Pacaso TCB LLC (“Pacaso”), a Delaware limited liability company, as depositor (in such capacity, the “Depositor”), Pacaso Inc., a Delaware corporation, as trust’s agent (in such capacity, the “Trust’s Agent”), and Wilmington Savings Fund Society, FSB (“WSFS”), as trustee (in such capacity and not in its individual capacity, the “Trustee”), paying agent and certificate registrar, have entered into that certain Amended and Restated Trust Agreement, dated as of August 20, 2025 (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and/or any direction letter agreement, the “Trust Agreement”).

On or prior to the initial Purchase Date and from time to time thereafter, Blackhawk Capital Group will sell, assign, and convey to Pledgor the Underlying Assets. Pledgor owns the legal title to the Underlying Assets. Immediately prior to the initial Purchase Date, Pacaso, as seller (the “Seller”) under the Repurchase Agreement (as defined below) owns a certificate which represents 100% of the Trust Interests, including 100% beneficial ownership interest in the Underlying Assets (the “Trust Certificate”).

Pursuant to the Master Repurchase Agreement, dated as of August 20, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), among Seller, Agent and Texas Capital Bank, as a buyer (in such capacity, “TCB”, and together with each other entity that may be added from time to time as a Buyer thereunder, each, a “Buyer” and collectively, the “Buyers”), the Agent on behalf of Buyers may enter into transactions with Seller, upon the terms and subject to the conditions set forth therein in which Seller agrees to transfer to the Buyers the Purchased Assets against the transfer of funds by Buyers, with a simultaneous agreement by Buyers to transfer to Seller such Purchased Assets against the transfer of funds by Seller on a date certain not later than the Termination Date agreed upon in the Repurchase Agreement.

It is a condition precedent to the obligation of the Agent on behalf of Buyers to enter into Transactions with the Seller under the Repurchase Agreement that the Pledgor shall have executed and delivered this Agreement to the Agent.

The Pledgor acknowledges that it will derive substantial direct and indirect benefit from the Transactions between the Agent and the Seller under the Repurchase Agreement.

Now, therefore, in consideration of the premises and to induce the Agent to enter into the Repurchase Agreement and engage in Transactions with the Seller, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Pledgor, hereby agrees to execute and deliver this Agreement to the Agent.

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1. Defined Terms.

Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Repurchase Agreement.

(a) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Security Interest.

(a) Pledgor hereby pledges, to the extent of its rights therein after the issuance of the Trust Certificate, to Agent for the benefit of Buyers as security for the performance of the Repurchase Obligations and hereby grants, assigns and pledges to Agent for the benefit of Buyers a first priority security interest in and Lien upon the Pledgor’s right, title and interest, in the following property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located: (i) all related Underlying Assets, (ii) all interests of Pledgor in the related Mortgage Loan Documents, (iii) all rights of Pledgor to receive from any third party or to take delivery of any Records or other documents which constitute a part of the Mortgage File, (iv) solely to the extent assignable, the Servicing Agreements, Servicing Rights, mortgage guaranties, mortgage insurance, insurance policies, insurance claims, collection and escrow accounts and letters of credit, in each case, relating to any Underlying Assets, (v) the Records related to the Underlying Assets, (vi) any of Pledgor’s rights to the related Mortgaged Property, (vii) the Repurchase Documents (to the extent such Repurchase Documents and Pledgor’s right thereunder relate to the Underlying Assets), (viii) all insurance policies, solely to the extent assignable, and Insurance Proceeds relating solely to any Underlying Asset or the related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, (ix) any Income relating solely to any Underlying Assets, (x) the Collection Account and all amounts held therein, (xi) the Holdback Account and all amounts held therein, (xii) any residual interests the Pledgor may be deemed to have in any Underlying Assets, (xiii) Hedge Agreements relating to any Underlying Assets (if any), (xiv) solely to the extent assignable, any other contract rights, accounts and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates solely to any Underlying Asset, (xvi) all accounts, chattel paper (including electronic chattel paper), goods (including inventory and equipment and any accessions thereto), instruments (including promissory notes), documents, investment property, general intangibles (including payment intangibles and software) in each case related solely to the Underlying Assets, and (xvii) together with all accessions and additions thereto, substitutions and replacements therefor, and all products and proceeds of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the “Pledged Assets”).

Pledgor hereby authorizes Agent to file such financing statement or statements relating to the Pledged Assets as Agent, at its option, may deem reasonable and appropriate, to the extent permitted by applicable law. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 2.

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(b) Agent’s Appointment as Attorney in Fact. Pledgor shall execute a Power of Attorney, the form of Exhibit A hereto (the “Power of Attorney”), on behalf of the Pledgor to be delivered on the date hereof. Pledgor and Agent acknowledge that the Power of Attorney shall terminate on the Termination Date and satisfaction in full of the Repurchase Obligations. Agent shall not exercise its rights under the Power of Attorney unless an Event of Default has occurred that is continuing.

(c) Notwithstanding the foregoing, the Agent shall have the same rights and remedies hereunder with respect to the Pledged Assets as it has with respect to the Repurchase Assets as are set forth in the Repurchase Agreement. Agent may exercise one or more of the remedies available hereunder and under the Repurchase Agreement immediately upon the occurrence of an Event of Default and at any time thereafter.

3. Reserved.

4. Subordination in Connection with Financing. Pledgor acknowledges and agrees that any rights it may have with respect to a Pledged Asset is and shall continue to be at all times while the Repurchase Agreement is in effect and the Repurchase Obligations thereunder are outstanding with respect to such Pledged Asset, junior and subordinate to the rights of Agent under the Repurchase Documents. In furtherance of the foregoing, notwithstanding any rights or remedies available to Pledgor under the Trust Agreement, applicable law or otherwise, Pledgor shall not, directly or indirectly, exercise any remedies with respect to a Pledged Asset available to it under the Trust Agreement or at law or equity until such date that all Repurchase Obligations due and owing with respect to such Pledged Asset are paid in full under the Repurchase Documents and such Pledged Asset has been released by Agent in accordance with the Repurchase Documents. For the avoidance of doubt, in no instance shall the Agent succeed to any liabilities or obligations of Pledgor under the Trust Agreement.

5. Pledge Absolute and Unconditional. This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Agent, and its successors, indorsees, transferees and assigns, until all the Repurchase Obligations due and owing shall have been satisfied by payment in full and the Repurchase Agreement shall be terminated, notwithstanding that from time to time prior thereto the Seller may be free from any Repurchase Obligations.

6. Reinstatement; Termination. Notwithstanding anything to the contrary in this Agreement, the obligations of Pledgor under this Agreement, and this Agreement shall continue to be effective, or be reinstated, as the case may be, and be continued in full force and effect, if at any time any payment, or any part thereof, of any of the Repurchase Obligations is rescinded, invalidated, declared fraudulent or preferentially set aside or is otherwise restored, returned or repaid by the Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Seller Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Seller Party or any substantial part of its or their property, or for any other reason (including as a result of a mistake), all as though such payments had not been made. This Agreement shall terminate upon the earlier to occur of (x) written notice by Agent to Pledgor and (y) the payment in full of all obligations and amounts due and owing under the Repurchase Agreement and termination of the Repurchase Agreement and, in each case, the security interest and liens granted herein shall be terminated and Agent shall execute and deliver (at Seller’s expense) all UCC termination statements and other documents reasonably requested by Seller evidencing such termination.

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7. Representations. Pledgor, as to itself, represents and warrants to Agent and Buyers that as of the Purchase Date for any Purchased Assets, as of the date of this Agreement, as of the date of the Repurchase Agreement and any Transaction thereunder and at all times while the Repurchase Documents are in full force and effect and/or any Transaction under the Repurchase Agreement is outstanding:

(a) Acting as Principal. Pledgor will engage in such Transactions as principal.

(b) No Broker. Pledgor has not dealt with any broker, investment banker, agent, or other person, except for Buyers, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets or Underlying Assets pursuant to this Agreement or the Repurchase Agreement; provided, that if Pledgor has dealt with any broker, investment banker, agent, or other person, except for Buyers, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to the Repurchase Agreement, such commission or compensation shall have been paid, or will be paid substantially concurrently with such sale, in full by Pledgor.

(c) No Reliance. Pledgor has made its own independent decisions to enter into the Repurchase Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Pledgor is not relying upon any advice from Agent or Buyers as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(d) Organization, Etc. Pledgor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth in Section 7(1) below. Pledgor (i) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; (ii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect; and (iii) has full power and authority to execute, deliver and perform its obligations under the Repurchase Documents.

(e) Authorization, Compliance, Approvals. The execution and delivery of, and the performance by Pledgor of its obligations under, the Repurchase Documents to which it is a party (i) are within Pledgor’s powers, (ii) have been duly authorized by all requisite action, (iii) do not violate any provision of applicable law, rule or regulation, or any order, writ, injunction or decree of any court or other Official Body, or its organizational documents, (iv) do not violate any indenture, agreement, document or instrument to which Pledgor is a party, or by which any of them or any of their properties, any of the Pledged Assets is bound or to which any of them is subject and (v) are not in conflict with, do not result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by any Repurchase Document, result in the creation or imposition of any Lien upon any of the property or assets of Pledgor pursuant to, any such indenture, agreement, document or instrument. Pledgor is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Official Body in connection with or as a condition to the consummation of the Transactions contemplated herein and the execution, delivery or performance of the Repurchase Documents to which it is a party, except as such has previously been obtained.

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(f) Enforceability. This Agreement and all of the other Repurchase Documents executed and delivered by Pledgor in connection herewith are legal, valid and binding obligations of Pledgor and are enforceable against Pledgor in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting creditors’ rights generally and (ii) general principles of equity.

(g) No Adverse Selection. Pledgor has used commercially reasonable best efforts not to select the Underlying Assets in such a manner that would be likely to adversely affect Agent’s or any Buyer’s interests.

(h) Solvency. As of the date hereof and immediately after giving effect to each Transaction, the fair value of the assets of Pledgor is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the Financial Statements of Pledgor in accordance with GAAP) of Pledgor and Pledgor is solvent and, after giving effect to the transactions contemplated by this Agreement and the other Repurchase Documents, will not be rendered insolvent or left with an unreasonably small amount of capital with which to conduct its business and perform its obligations. Pledgor does not intend to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature. Pledgor is not contemplating the commencement of an insolvency, bankruptcy, liquidation, or consolidation proceeding or the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of itself or any of its property.

(i) Accurate and Complete Disclosure. The information, reports, Financial Statements, exhibits and schedules furnished in writing by or on behalf of Pledgor to Agent or Buyers in connection with the negotiation, preparation or delivery of this Agreement or performance hereof and the other Repurchase Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There is no material fact, or omission of a material fact which is necessary to make any statement of facts not misleading in light of the circumstances in which they were made, known to Pledgor, in respect of Pledgor or the Underlying Assets that has not been disclosed herein, in the other Repurchase Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Agent or Buyers, in each case for use in connection with the Transactions contemplated hereby or thereby.

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(j) Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened in writing) or other legal or arbitrable proceedings affecting Pledgor before any Official Body which (i) questions or challenges the validity or enforceability of the Repurchase Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) has resulted in a judgment in an amount greater than the applicable Judgment/Litigation Threshold, or (iii) individually or in the aggregate, could be reasonably likely to cause a Material Adverse Effect.

(k) Pledged Assets. Pledgor has not assigned, pledged or otherwise conveyed or encumbered any Pledged Asset to any other Person (other than pursuant to this Agreement) and Pledgor is the sole owner of such Pledged Assets. Pledgor has good and marketable title to the Pledged Assets, free and clear of all Liens (other than the Lien granted pursuant to this Agreement). The provisions of this Agreement are effective to create in favor of Agent for the benefit of Buyers a valid first priority security interest in all right, title and interest of Pledgor in, to and under the Pledged Assets.

(l) Proper Names; Principal Place of Business/Jurisdiction of Organization. Pledgor does not operate in any jurisdiction under a trade name, division name or name other than those names previously disclosed in writing by Pledgor to Agent. Pledgor is a Delaware statutory trust and its organizational identification number is 10151662. On the Effective Date, Pledgor’s principal place of business is, and has been, located at 18 E 4th Street, Unit 902, Cincinnati, Ohio 45202.

(m) Location of Books and Records. The location where Pledgor keeps its books and records, including all computer tapes, computer systems and storage media and records related to the Pledged Assets is its principal place of business.

(n) Ability to Perform. Pledgor has not admitted in writing to its inability to, or its intention not to, perform each and every covenant contained in the Repurchase Documents to which it is a party on its part to be performed.

(o) No Event of Default. No Event of Default has occurred and is continuing.

(p) Margin Stock. Pledgor does not engage or intend to engage or intend to engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U, T and X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Transaction has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. Pledgor does not hold or intend to hold margin stock.

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(q) Investment Company. Pledgor is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act. Pledgor is not subject to any Federal or state statute or regulation which limits its ability to incur indebtedness. Pledgor (i) has been structured so as not to constitute a “covered fund” for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Volcker Rule”) and is relying upon an exception or exemption from the registration requirements of the Investment Company Act other than the exemption provided by Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

(r) ERISA Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect (a) no ERISA Event has occurred or is reasonably expected to occur and (b) neither Pledgor nor any member of the ERISA Group has engaged in a transaction that is subject to Sections 4069 or 4212(c) of ERISA.

(s) Taxes.

(i) Pledgor has timely filed (or caused to be filed) all income, franchise and other Tax returns that are required to be filed by them and have timely paid all income Taxes and other Taxes due and payable by them or imposed with respect to any of their property or income and all other material fees and other charges imposed on them or any of their property by any Official Body, except for any such Taxes the amount or validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(ii) There are no Liens for Taxes with respect to any assets of Pledgor, and no claim is being asserted with respect to Taxes of Pledgor, except for statutory Liens for Taxes not yet due and payable or for Taxes the amount or validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and, in each case, with respect to which adequate reserves have been provided in accordance with GAAP.

(t) No Prohibited Person. Pledgor confirms as a condition of the Repurchase Agreement and warrants to Agent and each Buyer that it will, and Pledgor and Affiliates that directly or indirectly own or control Pledgor shall, abide by all applicable economic sanctions laws and trade restrictions, including as set forth by the United States (collectively “Sanctions”). In particular, Pledgor represents and warrants that neither it, nor any of its Affiliates, officers, directors, partners, or members (i) is an entity or other person that: (a) appears on the “List of Specially Designated Nationals and Blocked Persons” (the “SDN List”) maintained by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”); (b) is located in, operating in, organized in, a national of or ordinarily resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Jurisdiction”); (c) is otherwise the target of any Sanctions, including but not limited to U.S. Executive Order 14024 issued on April 15, 2021, U.S. Executive Order 13662 issued on March 20, 2014, and any directives or designations issued pursuant thereto; or (d) is directly or indirectly owned 50% or more in the aggregate, or controlled by or acting for or on behalf of entities or other persons described in clauses (a) through (c), above (any and all entities or other persons described in clauses (a) through (d) above are “Prohibited Persons”); (ii) engaged or engages in any dealings or transactions with or involving any Prohibited Persons or Sanctioned Jurisdiction in violation of Sanctions; and (iii) otherwise engaged or engages in any dealings or transactions in violation of Sanctions. Neither Pledgor nor any of its Affiliates that directly or indirectly own or control Pledgor, officers, directors, partners, or members shall be included on the SDN List.

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(u) Plan Assets. None of the assets of Pledgor constitutes “plan assets” (within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) of any Plan.

(v) Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to Agent or Buyers on or prior to the date of the Repurchase Agreement, as updated from time to time in accordance with the Repurchase Agreement, is accurate, complete and correct to the best of Pledgor’s knowledge as of the date hereof and as of the date any such update is delivered. Pledgor acknowledges and agrees that the Certificate of Beneficial Ownership is one of the Repurchase Documents.

(w) Pledged Assets. Pledgor represents and warrants to Agent and Buyers as of the applicable Purchase Date for any Transaction and each date thereafter that each representation and warranty set forth on Schedules 1-A and 1-B to the Repurchase Agreement are true and correct (which shall be considered solely for the purpose of determining the Asset Value, the existence of a Repurchase Event and the obligation to repurchase such Pledged Assets, unless (i) such party shall have made any such representations and warranties with knowledge that they were false or misleading at the time made, or (ii) any such representations and warranties have been determined by Agent in its good faith discretion to be false or misleading on a regular basis).

(x) Acquisition of Underlying Assets. The Pledgor has issued the Trust Certificate evidencing the Trust Interests pursuant to the terms of the Trust Agreement to Agent (on behalf of Buyers), as instructed by Seller in connection with the Initial Transaction. The issuance of Trust Interests by Pledgor was not for or on account of an antecedent debt owed by Pledgor to Seller and is not voidable or subject to avoidance under the Bankruptcy Code.

8. Covenants. Pledgor covenants to Agent and Buyer that as of the Purchase Date for any Purchased Asset, as of the date of this Agreement and any Transaction under the Repurchase Agreement and at all times while the Repurchase Documents are in full force and effect and/or any Transaction thereunder is outstanding, as follows:

(a) Preservation of Existence; Compliance with Law. Pledgor shall:

(i) preserve and maintain its legal existence and all of its rights, privileges and franchises necessary for the operation of its business;

(ii) comply in all material respects with any applicable Law, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Official Body (including, without limitation, all Environmental Laws);

(iii) maintain all licenses, permits or other approvals necessary for Pledgor to conduct its business and to perform its obligations under the Repurchase Documents, and shall conduct its business in all material respects in accordance with any applicable Law; and

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(iv) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied.

(b) Organization. Pledgor shall not:

(i) cause or permit any change to be made in Pledgor’ s name, organizational identification number or identity, each as described in Section 7(1) of this Agreement; or

(ii) change its jurisdiction of organization, unless it has provided Agent with thirty (30) days’ prior written notice of such change and has first taken all action reasonably required by Agent for the purpose of perfecting or protecting the lien and security interest of Agent for the benefit of Buyers established hereunder.

(c) Illegal Activities. Pledgor shall not engage in any conduct or activity that could be reasonably likely to subject its assets to forfeiture or seizure.

(d) Material Change in Business. Pledgor shall not make any material change in the nature of its business that would expand the scope of Pledgor’ s business beyond the acquisition, holding, marketing and sale of vacation properties and/or fractional ownership interests therein and activities incidental thereto.

(e) Further Assurances. Pledgor shall execute and deliver to Agent all further documents, financing statements, agreements and instruments, and take all further actions that may be required under any applicable Law, or that Agent or Buyers may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the Repurchase Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first-priority of the security interests created or intended to be created hereby.

(f) True and Correct Information. All information, reports, exhibits, schedules, Financial Statements (if any) or certificates of Pledgor or any of its Affiliates thereof or any of their officers furnished to Agent or Buyers hereunder and during Agent’s or Buyers’ diligence of Pledgor will be true and correct in all material respects, and will not omit to disclose any facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required Financial Statements (if any), information and reports delivered by Pledgor to Agent or Buyers pursuant to this Agreement or the Repurchase Agreement shall be prepared in accordance with GAAP (to the extent required under Section 4(a)(ix) of the Repurchase Agreement), or as applicable, to SEC filings, the appropriate SEC accounting requirements

(g) Taxes. Pledgor and its Subsidiaries shall timely file all income, franchise and other Tax returns that are required to be filed by them and shall timely pay all Taxes due and payable by them or imposed with respect to any of their property and all other fees and other charges imposed on them or any of their property by any Official Body, except for any such Taxes for which timely extensions have been filed or for which the amount or validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

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(h) Servicer Approval. Pledgor shall not cause any Underlying Assets to be serviced by any servicer other than a servicer expressly approved in writing by Agent, which approval shall be deemed granted by Agent with respect to Pledgor with the execution of this Agreement.

(i) Books and Records. Pledgor shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Pledged Assets in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pledged Assets.

(j) Quality Control. Pledgor shall maintain the internal quality control program (i) with respect to the Mortgage Loans as disclosed by Agent as in effect on the Closing Date (ii) that evaluates and monitors, on a regular basis, the overall quality of its or its third party servicers’ servicing activities, as applicable, (iii) that ensures that the Underlying Assets are serviced in accordance with Accepted Servicing Practices, (iv) that guards against dishonest, fraudulent, or negligent acts and (v) that guards against errors and omissions by officers, employees, or other authorized persons.

(k) Limitation on Dividends and Distributions. If a Potential Default or an Event of Default has occurred and is continuing, Pledgor shall not pay any dividends with respect to any Capital Stock in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Pledgor.

(l) Scheduled Indebtedness. Pledgor shall not incur any additional Indebtedness (other than as contemplated by this Agreement).

(m) Disposition of Assets; Liens. Pledgor shall not knowingly create, incur, assume or knowingly suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of the Pledged Assets, whether real, personal or mixed, now or hereafter owned, other than the Liens created in connection with the transactions contemplated by the Repurchase Agreement; nor shall Pledgor cause any of the Pledged Assets to be sold, pledged, assigned or transferred except as permitted hereunder or under the Repurchase Documents.

(n) Transactions with Affiliates. Pledgor shall not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with any Affiliate unless such transaction is (i) in connection with the Repurchase Documents or not otherwise prohibited in this Agreement, (ii) in the ordinary course of Pledgor’s business and (iii) upon fair and reasonable terms no less favorable to Pledgor, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

(o) Underwriting Guidelines. Each Underlying Asset was underwritten in accordance with the Underwriting Guidelines approved by Agent as of the related origination date, including any compensating factors set forth in such Underwriting Guidelines.

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(p) Underlying Asset Documents. Pledgor shall notify Agent of any material changes to the forms of Underlying Asset Documents and Agent shall approve such changes prior to any Underlying Asset becoming subject to a Transaction.

(q) Certificate of Beneficial Ownership and Other Additional Information. Pledgor shall provide to Agent: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to Agent; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to Agent, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by Agent from time to time for purposes of compliance by Agent and Buyers with applicable Laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by Agent and Buyers to comply therewith.

(r) Material Modifications. Pledgor shall not make (or cause or otherwise permit to be made) any Material Modifications with respect to any Underlying Asset without the prior written consent of the Agent, which consent shall be in Agent’s sole and absolute discretion, unless such modification, amendment or waiver is required by applicable law or governmental authority, in which case such written consent shall not be unreasonably withheld.

(s) SPE Covenant Separateness. Pledgor shall (i) own no assets, and not engage in any business, other than the assets and transactions specifically contemplated by the Repurchase Documents; (ii) not incur any Indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than pursuant to the terms of the Repurchase Documents; (iii) not make any loans or advances to any third party, and not acquire obligations or securities of its Affiliates; (iv) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets; (v) comply with the provisions of its organizational documents; (vi) do all things necessary to observe organizational formalities and to preserve its existence, and will not amend, modify or otherwise change its organizational documents, or suffer same to be amended, modified or otherwise changed, without the prior written consent of Agent; (vii) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates; (viii) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its affiliates as a division or part of the other; (ix) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (x) not engage in or suffer any change of ownership, dissolution, winding up, liquidation, consolidation or merger in whole or in part; (xi) not commingle its funds or other assets with those of any Affiliate or any other Person; (xii) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person; (xiii) not and will not hold itself out to be responsible for the debts or obligations of any other Person; (xiv) not (A) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding with respect to Pledgor; institute any proceedings under any applicable insolvency law or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally with respect to Pledgor, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Pledgor or a substantial portion of its properties; or (C) make any assignment for the benefit of Pledgor’ s creditors without the prior written consent of the Agent, and in the case of each of clause (A), (B), and (C) without the prior written consent of the trustee of the Pledgor.

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(t) Trust Interests as Securities. Pledgor acknowledges and agrees that the Trust Interests shall constitute and remain “securities” as defined in Section 8-102 of the Uniform Commercial Code. Pledgor covenants and agrees that the Trust Interests (i) are not and will not be dealt in or traded on securities exchanges or securities markets, and (ii) are not and will not be investment company securities within the meaning of Section 8-103 of the Uniform Commercial Code. Pledgor shall, at its sole cost and expense, take all steps as may be necessary in connection with the indorsement, transfer, delivery and pledge of all Trust Interests to Agent for the benefit of Buyers. Pledgor shall not issue any new classes under the existing Trust Certificate that is subject to Transactions hereunder without Agent’s prior written consent on behalf of Buyers (and subject to approval of each Buyer).

9. Waiver of Rights. Pledgor hereby waives: (i) notice of or proof of reliance by the Agent upon this Agreement or acceptance of this Agreement and the Repurchase Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement, and all dealings between any Seller Party and Pledgor, on the one hand, and the Agent, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Agreement; (ii) diligence, presentment, protest, all demands whatsoever, and notice of default or nonpayment with respect to the Repurchase Obligations; (iii) the filing of claims with any court in case of the insolvency, reorganization or bankruptcy of Pledgor; and (iv) any fact, event or circumstance that might otherwise constitute a legal or equitable defense to or discharge of Pledgor, including (but without typifying or limiting this waiver), failure by the Agent to perfect a security interest in any collateral securing performance of Pledgor’ s obligations or to realize the value of any collateral or other assets which may be available to satisfy Repurchase Obligation and any delay by the Agent in exercising any of its rights hereunder or against the Seller.

10. Notices. All notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by electronic transmission) delivered to the intended recipient at the “Address for Notices” specified below each name on the signature page hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such communications shall be deemed to have been duly given when transmitted electronically (provided that an electronic notice of non-transmittal has not been received) or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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12. Integration. This Agreement represents the agreement of Pledgor with respect to the subject matter hereof and thereof and there are no promises or representations by the Agent relative to the subject matter hereof or thereof not reflected herein or therein.

13. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Pledgor and the Agent.

(b) The Agent shall not by any act (except by a written instrument pursuant to clause (a) above), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any event giving rise to the Pledgor’s obligations hereunder or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

14. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof

15. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Pledgor and shall inure to the benefit of the Agent and its successors and assigns. This Agreement may not be assigned by Pledgor without the express written consent of the Agent.

16. Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER PARTY SHALL BE GOVERNED BY E-SIGN.

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17. SUBMISSION TO JURISDICTION; WAIVERS. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER REPURCHASE DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA IN EACH CASE LOCATED IN MANHATTAN, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

18. WAIVER OF JURY TRIAL. PLEDGOR AND BUYER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER REPURCHASE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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19. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) shall be effective as delivery of a manually executed original counterpart of this Agreement. The parties agree that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign, the UETA and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.

20. Acknowledgement and Intent. Pledgor acknowledges and agrees with the provisions set forth in Section 35 of the Repurchase Agreement. Pledgor intends and agrees that (a) this Agreement is “a security agreement or arrangement or other credit enhancement” that is “related to” and provided “in connection with” the Repurchase Agreement and each Transaction thereunder is within the meaning of Section 741(7)(A)(xi) of Bankruptcy Code and is, therefore, a “securities contract” as that term is defined in Section 741 (7)(A)(xi) of the Bankruptcy Code, (b) Pledgee’s right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with the Repurchase Agreement and this Agreement is in each case a contractual right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with this Agreement as described in Sections 555 and 559 of the Bankruptcy Code, (c) any payment or transfer of property made with respect to this Agreement as such terms are used in Section 546(e) and defined Sections 741(5) and (8) of the Bankruptcy Code and (d) damages hereunder shall be measured in accordance with Section 562 of the Bankruptcy Code. This Agreement is part of an integrated, simultaneously closing suite of secured financial contracts that relate to the Transaction under the Repurchase Agreement. Pledgor agrees that it shall not challenge, and hereby waives to the fullest extent available under applicable law its right to challenge, the characterization of this Agreement, the Repurchase Agreement or any Transaction thereunder as a “securities contract” within the meaning of the Bankruptcy Code.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

PACASO TCB TRUST, as Pledgor

By:	Pacaso Inc., as Trust’s Agent

By:	/s/ Joseph Maehler
Name:	Joseph Maehler
Title:	Chief Investment Officer

Address for Notices

Pacaso Inc.
18 E. 4th Street, Unit 902
Cincinnati, Ohio 45202
Attention: Sam Palazzolo
Email:	[***]

[Pledge Agreement – Pledgor (TCB-Pacaso) (2025)]

TEXAS CAPITAL BANK, as Agent

By:	/s/ Daniel S. Hoverman
Name:	Daniel S. Hoverman
Title:	Head of Corporate and Investment Banking

Address for Notices:

Texas Capital Bank
c/o TCBI Securities, Inc.
2000 McKinney Avenue, Suite 800
Dallas, TX 75201
Attention: David DeBlase
Email:	[***]
Phone:	[***]

[Pledge Agreement – Pledgor (TCB-Pacaso) (2025)]